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                                                               Exhibit 3(a)

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       OF
                                       --

                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------

     CABOT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation, at a meeting duly held on November 14, 1986, adopted votes setting forth proposed amendments to the Restated Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and recommending the adoption of said amendments by vote of the stockholders of the Corporation at its Annual Meeting of Stockholders called for February 13, 1987. The votes setting forth the proposed amendments are as follows:

     VOTED: That it is advisable for this Corporation to amend its Restated Certificate of Incorporation by the proposed amendments described below and that this board recommends the adoption of such proposed amendments by vote of the Corporation at its Annual Meeting of Stockholders called for February 13, 1987:

a. To delete paragraph (i) of Article EIGHTH and insert in its place the new paragraph (i) of Article EIGHTH as follows:

   (i)(1) No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of this liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this corporation for acts or omissions prior to such repeal or modification.

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       (2) No officer or employee of this corporation shall be liable to this corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him in good faith as an officer or employee of this corporation, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs.

       (3) For purposes of determining compliance with this paragraph
   (i) , any director, officer or employee of this corporation shall be deemed to have taken actions or omitted to take actions in good faith if the action taken or omitted to be taken by him or her was taken or omitted in reliance in good faith upon the advice of counsel for this corporation, or the books of account or other records of this corporation, or reports or information made or furnished to this corporation by any official, accountant, engineer, agent, or employee of this corporation, or by any independent public accountant or auditor, counsel, engineer, appraiser, investment banker or other expert retained or employed by this corporation, by the directors, by any committee of the board of directors of this corporation or by any authorized officer of this corporation.

b. To delete paragraph (j) of Article EIGHTH and insert in its place a new paragraph (j) of Article EIGHTH as follows:

   (j) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or is or was serving as a fiduciary of any employee benefit plan, fund or program sponsored by the corporation or such other company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of The State of Delaware as amended from time to time. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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      VOTED That it is advisable for this Corporation to amend its
Restated Certificate of Incorporation by the proposed amendments described below and that this board recommends the adoption of such proposed amendments by vote of the Corporation at its Annual Meeting of Stockholders called for February 13, 1987:

a. To delete paragraph (c) of Article EIGHTH and insert in its place the new paragraph (c) of Article EIGHTH as follows:

   (c) By-laws may be made, altered, amended or repealed by (i) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares of the then outstanding shares of stock of all classes and series of this corporation entitled to vote generally in the election of directors voting together as a single class or (ii) a vote of the majority of the directors then in office at any annual, regular, or special stockholders or directors meeting, called for that purpose, the notice of which shall specify the subject matter of the proposed new by-law or the alteration, amendment, or repeal of an existing by-law, or the articles to be affected thereby. Any by-law whether made, altered, amended, or repealed by the stockholders or directors may be repealed, amended, further amended, or reinstated, as the case may be, by either the stockholders or the directors as aforesaid.

b. To add a new paragraph (k) to Article EIGHTH of the Restated
   Certificate of Incorporation as follows:

   (k) Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of the stockholders of the corporation and may not be taken by any consent in writing by such stockholders.

c. To delete the last paragraph of Article ELEVENTH commencing with the word "Notwithstanding" and insert the following in its place:

   Notwithstanding any provision of law, this restated certificate of incorporation or the by-laws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this restated certificate of incorporation or the by-laws of this corporation), and in addition to any affirmative vote of the holders of any class of preferred stock of this corporation outstanding or any other class of capital stock of this corporation or any series of any of the foregoing then outstanding which is required by law or by or pursuant to this restated certificate of incorporation, the affirmative vote of the holders of seventy--five percent (75%) or more of the voting power of the shares of the then outstanding shares of stock of all classes and series of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal paragraph (a),
   (b), (c) or (k) of Article EIGHTH, Article TENTH or this Article ELEVENTH of this restated certificate of incorporation or to adopt any provision inconsistent therewith.

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     SECOND: That thereafter, pursuant to vote of its Board of Directors, the Annual Meeting of Stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the applicable provision of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, said CABOT CORPORATION has caused this certificate to be signed by Robert A. Charpie, its Chairman, and attested by Charles D. Gerlinger, its Assistant Secretary this 13th day of
February, 1987.

ATTEST:                                         CABOT CORPORATION


/s/ Charles D. Gerlinger                     By /s/ Robert A. Charpie
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Assistant Secretary                             Chairman